UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010 (May 14, 2010)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

In May, 2010, Green Hill Acquisition LLC (“GHA”), a wholly owned subsidiary of SL Green Realty Corp. (the “Company”), sold its 45% beneficial interest in Rock-Green Inc., the entity that held the property known as 1221 Avenue of the Americas located in Manhattan (the “Property”), pursuant to a definitive stock purchase agreement (the “Stock Purchase Agreement”).  GHA sold its interest to a wholly owned subsidiary of the Canada Pension Plan Investment Board (“CPPIB”), for total consideration of $577.4 million, of which approximately $95.9 million represents the payment for existing reserves and the assumption of the Company’s pro-rata share of in-place financing (the “1221 Disposition”).

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the information set forth in “Item 5. Other Information” in the Company’s Quarterly Report on Form 10-Q, previously filed with the Securities and Exchange Commission on May 10, 2010, and the Stock Purchase Agreement, a copy of which previously was filed as Exhibit 10.2 thereto.

Item 9.01.              Financial Statements and Exhibits

(b)           Pro forma financial information

The pro forma financial information related to the 1221 Disposition required as part of this item is being provided below as follows:

Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2010	4

Unaudited Pro Forma Condensed Consolidated Income Statement (Unaudited) for the six months ended June 30, 2010	5

Notes to Pro Forma Financial Information	6

In May, 2010, Green Hill Acquisition LLC (“GHA”), a wholly owned subsidiary of SL Green Realty Corp. (“SL Green, we, or our”), sold its 45% beneficial interest in Rock-Green Inc., the entity which holds the property known as 1221 Avenue of the Americas, located in Manhattan (the “Property”) to a wholly owned subsidiary of the Canada Pension Plan Investment Board (“CPPIB”), for total consideration of approximately $577.4 million, of which approximately $95.9 million represents the payment for existing reserves and the assumption of our pro-rata share of in-place financing. The sale generated proceeds to us of approximately $500.9 million. We recognized a gain of approximately $126.8 million on the sale of our interest.

The transactions which follow represent the use of the proceeds from the sale of our interest in Rock-Green Inc. No other transactions which occurred subsequent to June 30, 2010 have been included in these pro forma financial statements.

In May 2010, we entered into an agreement to acquire 125 Park Avenue, a 651,000 square foot Manhattan office tower overlooking New York City’s Grand Central Terminal, for $330 million.  In connection with the acquisition, we will assume $146.25 million of in-place financing.  The 5.748% interest-only loan matures in October 2014.  The acquisition of the property at 125 Park Avenue closed in August 2010.

In May 2010, we, along with CPPIB, acquired the 303,515 square foot property located at 600 Lexington Avenue, Manhattan, for $193.0 million.  In connection with the acquisition, we assumed $49.85 million of in-place financing. The 5.74% interest-only loan matures in March 2014.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto.

The unaudited pro forma condensed consolidated financial statements also give effect to SL Green’s structured finance investments and early extinguishment of debt, but does not give effect to the results of operations of SL Green subsequent to June 30, 2010.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 has been prepared to reflect the effect of the acquisition of 125 Park Avenue described above, as if such transaction had occurred on June 30, 2010. The accompanying unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2010 has been prepared to reflect the effect of the acquisitions and disposition described above, as if such transactions had occurred on January 1, 2010.

In the opinion of management, the pro forma condensed consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transactions. The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain information that is currently available to SL Green’s management.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2010

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL	125 PARK AVENUE ADJUSTMENTS	SL GREEN REALTY CORP. PRO FORMA
	(A)	(B)
ASSETS :
Real estate assets, net	$7,500,874	$330,000	$7,830,874
Cash and cash equivalents	339,577	(133,750)	205,827
Restricted cash	157,515	(50,000)	107,515
Investment in marketable securities	72,993		72,993
Tenant and other receivables, net	22,734		22,734
Related party receivables	6,026		6,026
Deferred rents receivable, net	184,739		184,739
Structured finance investments	867,393		867,393
Investments in unconsolidated joint ventures	775,765		775,765
Deferred costs, net	147,605		147,605
Other assets	332,813		332,813
Total Assets	$10,408,034	$146,250	$10,554,284

LIABILITIES AND EQUITY:
Mortgage notes payable	$2,800,866	$146,250	$2,947,116
Revolving credit facility	800,000		800,000
Senior unsecured notes	858,081		858,081
Accrued interest and other liabilities	24,645		24,645
Accounts payable and accrued expenses	144,168		144,168
Deferred revenue/ gain	325,228		325,228
Capitalized lease obligations	16,979		16,979
Deferred land lease payable	18,140		18,140
Dividend and distributions payable	14,228		14,228
Security deposits	39,617		39,617
Junior subordinate deferrable debentures held by trust	100,000		100,000
Total liabilities	5,141,952	146,250	5,288,202

Commitments and Contingencies	—
Noncontrolling interests in operating partnership	66,640		66,640

EQUITY
Series C preferred stock, $0.01 par value, $25.00 liquidation preference, 11,700 issued and outstanding at June 30, 2010	274,000		274,000
Series D preferred stock, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at June 30, 2010	96,321		96,321
Common stock, $0.01 par value, 160,000 shares authorized, 81,570 issued and outstanding at June 30, 2010	816		816
Additional paid — in capital	3,563,980		3,563,980
Treasury stock (3,360 shares at June 30, 2010)	(302,705)		(302,705)
Accumulated other comprehensive income	(30,305)		(30,305)
Retained earnings	1,081,895		1,081,895
Total SL Green Realty Corp. stockholders’ equity	4,684,002	—	4,684,002
Noncontrolling interests in other partnerships	515,440		515,440
Total equity	5,199,442	—	5,199,442
Total liabilities and equity	$10,408,034	$146,250	$10,554,284

The accompanying notes are an integral part of these pro forma financial statements.

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2010

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP.	ROCK-GREEN INC.	600 LEXINGTON AVENUE		125 PARK AVENUE	SL GREEN PRO FORMA		SL GREEN REALTY CORP.
	HISTORICAL	HISTORICAL	ADJUSTMENTS		ADJUSTMENTS	ADJUSTMENTS		PRO FORMA
	(A)	(C)			(E)
REVENUES:
Rental revenue, net	$398,306	$	$		$17,083	$		$415,389
Escalation and reimbursement revenues	61,429							61,429
Preferred equity and investment income	41,167					1,671	(F)	42,838
Other income	17,453							17,453

Total revenues	518,355	—	—		17,083	1,671		537,108

EXPENSES:
Operating expenses	113,385	(9)			4,364			117,740
Real estate taxes	76,995				2,865			79,860
Ground rent	15,501							15,501
Interest expense, net of interest income	115,128				4,262	(4,911	)(G)	114,479
Amortization of deferred financing costs	4,308				15			4,323
Depreciation and amortization	113,957	(39)			3,094			117,012
Loan loss reserves	10,985							10,985
Transaction related costs	5,162							5,162
Marketing, general and administrative	36,778							36,778

Total expenses	492,199	(48)	—		14,600	(4,911)		501,840

Income (loss) from continuing operations before equity in net income of unconsolidated joint ventures and noncontrolling interests	26,156	48			2,483	6,582		35,269
Equity in net income of unconsolidated joint ventures	25,381	(10,547)	561	(D)				15,395
Equity in net gain on sale of interest in unconsolidated joint venture	—							—
Loss on equity in marketable securities	(285)							(285)
Loss on early extinguishment of debt	(1,389)							(1,389)
Income from continuing operations	$49,863	$(10,499)	$561		$2,483	$6,582		$48,990

BASIC EARNINGS PER SHARE:
Net income from continuing operations	$0.63							$0.62

DILUTED EARNINGS PER SHARE:
Net income from continuing operations	$0.63							$0.61
Dividends per common share	$0.20							$0.20

Basic weighted average common shares outstanding	77,936							77,936

Diluted weighted average common shares and common share equivalents outstanding	79,771							79,771

The accompanying notes are an integral part of these pro forma financial statements.

SL Green Realty Corp.

Notes To Unaudited Pro Forma

Condensed Consolidated Financial Statements

(Amounts in thousands)

(A)                              Represents the historical information for SL Green Realty Corp. as included on Form 10-Q as of and for the six months ended June 30, 2010, excluding the equity in net gain on the sale of an interest in an unconsolidated joint venture ($126,769).

(B)                                Represents the purchase price ($330,000) and funds required to consummate our investment in 125 Park Avenue. As we do not yet have the necessary information, we have not performed a purchase price allocation. As such, the actual purchase price allocation may differ upon realization of any accrued costs and final fair value determination of certain intangible assets and liabilities. Real estate includes intangible assets for the value attributable to above- and below-market leases, and in-place leases. In connection with the acquisition, we will be assuming $146,250 of in-place financing. The 5.748% interest-only loan matures in October 2014. We have not yet performed a fair value analysis of this financing.

(C)                                Represents the elimination of the historical results of operations from our 45% equity interest in the entity which owned the property located at 1221 Avenue of the Americas, Manhattan, through May 12, 2010, the date of sale.

(D)                               Represents our pro forma share of equity in the net earnings of the joint venture which acquired the property located at 600 Lexington Avenue, Manhattan.  The pro forma adjustments cover the period from January 1, 2010 through May 20, 2010, the date of acquisition.  In connection with the acquisition, the joint venture assumed $49,850 of in-place financing. The 5.74% interest-only loan matures in March 2014.

(E)                                 Represents our pro forma results of operations for our investment in 125 Park Avenue without giving effect to the purchase price allocation. For purposes of the pro forma income statement the additions to real estate have been depreciated over 40 years.

(F)                                 Represents the pro forma adjustment to reflect a full six months of investment income on structured finance investments that closed between January 1, 2010 and May 14, 2010.

(G)                                Represents the reduction in interest expense as a result of the early extinguishment of debt, primarily resulting from the tender offer completed in April 2010 and the repurchase of senior exchangeable debentures in June 2010 pursuant to their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date: September 2, 2010